EX-33.2
(logo) NAVY FEDERAL Credit Union


ASSESSMENT OF COMPLIANCE WITH APPLICABLE SERVICING CRITERIA

Navy Federal Credit Union (the "Company") is responsible for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission. The Company has determined that the servicing criteria are applicable in regard to the servicing platform for the period as follows:

Platform: The transactions covered by this report include asset-backed securities transactions consisting of all non-conforming (or Jumbo) loans which were sold to Charlie Mac and subsequently securitized, beginning on January 1, 2007, for which the Company is acting in the capacity of sub-servicer for Wells Fargo Bank, NA., as defined in Appendix A.

Applicable Servicing Criteria: The servicing criteria set forth in Item 1122(d)(1)(iv), 1122(d)(2)(i), 1122(d)(2)(ii), 122(d)(2)(iii), 1122(d)(2)(iv),
1122(d)(2)(v), 1122(d)(2)(vi), 1122(d)(2)(vii), 1122(d)(4)(iv), 1122(d)(4)(v),
1122(d)(4)(vi), 1122(d)(4)(vii), 1122(d)(4)(viii), 1122(d)(4)(ix),
1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii),
1122(d)(4)(xiv), in regard to the activities performed by the Company with respect to the Platform (the "Applicable Servicing Criteria"). The Company has determined that all other servicing criteria set forth in Item 1122(d) are not applicable to the Platform.

Period: Twelve months ended December 31, 2007 (the "Period").

With respect to the Platform, the Company provides the following assessment of compliance with respect to the Applicable Servicing Criteria:

1. The Company is responsible for assessing the Company's compliance with the Applicable Servicing Criteria as of and for the Period.

2. The company has assessed compliance with the Applicable Servicing Criteria.

3. Based on such assessment, as of and for the Period, the Company has complied, in all material respects with the Applicable Servicing Criteria.

PricewaterhouseCoopers LLP, a registered public accounting firm, has issued an attestation report with respect to the Company's assessment of compliance as of and for the Period.

NAVY FEDERAL CREDIT UNION

By: /s/ Charles E. Stewart
Charles E. Stewart
Its: Vice President, Secondary Marketing
Dated: January 14, 2008


PO Box 3000 Merrifield VA 22119-3000


(page)


Appendix A

Listing of applicable Trusts (administered by Wells Fargo) and backed by loans serviced by Navy Federal Credit Union

1. JPMMT 06-S1
2. JPMMT 06-S2
3. JPMMT 06-A6
4. JPALT 06-A6
5. JPMMT 06-S4
6. RBSGC 2007-B